Exhibit 10.11

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of August, 2007, by and among HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), the investors listed on Schedule A hereto (the “Cash Purchasers”), and the investors listed on Schedule B hereto (the “Lender Purchasers” and with the Cash Purchasers, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) shares (the “Shares”) of the common stock of the Company, no par value (the “Common Stock”), (ii) warrants to purchase shares of Common Stock at an exercise price of $0.14 per share (the “Tranche 1 Warrants”), and (iii) warrants to purchase shares of Common Stock at an exercise price of $0.19 per share (the “Tranche 2 Warrants” and together with the Tranche 1 Warrants, the “Warrants”);

WHEREAS, this Agreement and the sale of the securities to the Purchasers is a part of a private offering (the “Offering”) with an aggregate minimum gross proceeds of at least $1,500,000.00 (the “Minimum Amount”); and

WHEREAS, as a condition precedent to the obligations of the Cash Purchasers hereunder, holders of at least $1,500,000 in principal amount of outstanding indebtedness of the Company must convert such indebtedness into equity securities of the Company.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE

1.1  Purchase and Sale. Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing (as defined below) that number of Shares, Tranche 1 Warrants and Tranche 2 Warrants set forth opposite such Purchaser’s name on Schedule A or Schedule B, as appropriate, for the amount set forth on such Schedule (the “Purchase Price”). Not withstanding the foregoing sentence, at any time prior to the Closing Date, the Lead Investor may increase, in its sole discretion, the amount of its investment under this Agreement (provided that such investment is not more than $700,000) and the number of Shares, Tranche 1 Warrants and Tranche 2 Warrants set forth opposite the Lead Investor's name on Schedule A shall be proportionately increased. Any such increase shall not decrease or otherwise change the amounts set forth opposite the other Purchasers' names on Schedule A and Schedule B.

1.2  Closing.

a.  The Closing. The initial closing (the “Initial Closing” or the “Closing”) of the purchase and sale of the Shares and the Warrants shall take place on September 7, 2007, or such other time as the Company and the Purchasers shall otherwise agree (the “Closing Date”). If there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

b.  Purchaser Deliveries at Closing. At the closing, each Purchaser must deliver to the Company the following:

(i)  a copy of this Agreement, each duly executed by such Purchaser,

(ii)  a completed Purchaser Questionnaire in the form of Exhibit A, attached hereto; and

(iii)  the Purchase Price (A) for the Cash Purchasers to be paid by personal check, wire transfer, bank check or money order and (B) for the Lender Purchasers to be paid by conversion of the indebtedness and all accrued interest under the promissory note(s) previously issued by the Company to such Purchaser.

c.  Company Deliveries at Closing. Upon Closing, the Company shall deliver to each Purchaser (at the Purchasers’ address listed on the signature page of this Agreement):

(i)  one copy of this Agreement, duly executed by the Company,

(ii)  an opinion of the Company’s counsel in form, scope and substance in the form of Exhibit B, attached hereto;

(iii)  copies of duly executed Lock-Up Agreements from all executive officers of the Company in form, scope and substance substantially in the form of Exhibit C, attached hereto;

(iv)  a certificate evidencing the Shares in the applicable amount set forth on Schedule A hereto, registered in the books and records of the Company in the name of the Purchaser or the Purchaser’s nominee, and

(v)  Warrants in the form attached hereto as Exhibit E, duly executed on behalf of the Company and representing the Purchaser’s right to acquire shares of Common Stock, registered in the books and records of the Company in the name of the Purchaser.

1.3  Sale of Additional Shares and Warrants.

            (a) After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the Common Stock, which becomes effective after the date of this Agreement and on or before the Closing Date), additional shares of Common Stock (the “Additional Shares”) together with corresponding Warrants (the “Additional Warrants”), to one or more purchasers (the “Additional Purchasers”), in one or more subsequent closings provided that (a) such subsequent sales, together with the sales to the Cash Purchasers, do not result in gross proceeds to the Company of greater than $2,500,000 (the “Maximum Amount”), (b) such subsequent sales are consummated on or prior to October 31, 2007, and (c) each Additional Purchaser shall become a party to this Agreement, as defined below, by executing and delivering a counterpart signature page to this Agreement. Schedule A or Schedule B, as appropriate, to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares and Additional Warrants. The term “Shares” and “Warrants” shall include the Additional Shares and Additional Warrants unless otherwise specified.

                            (b) Prior to the Initial Closing, additional Cash Purchasers or Lender Purchasers may, with the written consent of the Company, become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, in which event (i) such Additional Purchasers will purchase their Additional Shares and Additional Warrants at the Initial Closing, and (ii) Schedule A or Schedule B, as appropriate, to this Agreement shall be updated to reflect the number of Additional Shares purchased, and the parties purchasing such Additional Shares and Additional Warrants.  Notwithstanding the foregoing, any additional Cash Purchaser or Lender Purchaser may not become a party to this Agreement to the extent that his, her or its purchase of Common Stock and Warrants at the Initial Closing would result in an aggregate Purchase Price for total sales of Common Stock and Warrants to all Cash Purchasers in the Offering in an amount exceeding the Maximum Amount.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that, to its knowledge, the statements contained in this Section 2.1 are true, correct and complete, in all material respects, as of the date of this Agreement, and will be true correct and complete, in all material respects, as of the Closing Date.

a.  Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with the requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby, (y) have or result in a material adverse effect on the condition (financial or otherwise), business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, rights or privileges (whether contractual or otherwise) or prospects of the Company, taken as a whole, or (z) impair the Company’s ability to perform fully on a timely basis its obligations hereunder (an effect caused by or change resulting from any event or circumstance described in clause (x), (y) or (z), being a “Material Adverse Effect”). The Company has made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as in effect on the date of this Agreement (the “Articles of Incorporation”), and the Company’s Bylaws, as in effect on the date of this Agreement (the “Bylaws”).

b.  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Company. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

c.  Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 117,468,384 shares are issued and outstanding, 30,000,000 shares of preferred stock, of which no shares are issued and outstanding, and options and warrants to acquire 73,296,250 shares of Common Stock have been granted, and 4,376,598 shares of Common Stock may be issued upon the conversion of convertible notes issued in connection with the acquisition of interests in the support vector machine patents and other assets formerly owned by BioWulf Technologies LLC (the “Acquisition”). All of such shares of capital stock have been, or upon issuance will be, duly authorized and validly issued, fully paid and nonassessable. The sellers in the Acquisition were granted the right to participate pro rata in all future fundraising efforts until the notes issued in the Acquisition have been fully paid, and the Company has fully complied with such rights in connection with the execution, delivery and performance of this Agreement. Except as described in this Section 2.1(c), no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Other than with respect to the Placement Agent engaged by the Company to assist in the sale of the securities pursuant to this Agreement, the issuance and sale of the Shares and the Warrants will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, exchange, conversion or reset price under such securities. Other than as set forth in this Section 2.1(c) and except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights, rights of first refusal and phantom stock rights), or proxy, voting, transfer restriction or shareholder agreements with respect to the Company’s capital stock or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

d.  Authorization and Validity; Issuance of Shares. The Shares, the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and the Subsequent Shares (collectively with the Shares and the Warrant Shares, the “Securities”) are and will at all times hereafter continue to be duly authorized and, when issued and paid for in accordance with this Agreement or the applicable warrant agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens.

e.  No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of the Company, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any material property or asset of the Company is bound.

f.  Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i)  any required application(s) or any letter(s) acceptable to the Over-the-Counter Bulletin Board (“OTCBB”), and (ii) any filings, notices or registrations under applicable federal or state securities laws (the “Required Approvals”), except where failure to do so has not resulted or would not reasonably result, individually, or in the aggregate, in a Material Adverse Effect. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

g.  Litigation; Proceedings. Except as specifically set forth on in the SEC Documents (hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

h.  No Default or Violation. The Company (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document, other than with respect to the promissory notes currently held by Memorial Health Trust, Inc., Julian Stern, James Roberts, Joseph McKenzie, Jules Paderewski, and Curtis Anderson where the Company currently does not have the requisite cash balance required by the terms of the promissory notes (and with respect to which the Company is being released from each such default by such Persons pursuant to Section 2.2(n) hereof), (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is not in default under or in violation of its Articles of Incorporation, Bylaws or other organizational documents, respectively in the case of (i), (ii) and (iii), except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

i.  SEC Documents; Financial Statements. Since January 1, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it, with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act (collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed SEC Document, which later filed SEC Document was filed prior to the date of this Agreement, none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

j.  Material Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, and (C) in connection with the termination of Robert Braswell's employment with the Company and in lieu of the cash payment by the Company under his employment agreement, the grant to Mr. Braswell of 300,000 options for Common Stock with an exercise price of $0.08 per share and the issuance to Mr. Braswell of 575,000 shares of Common Stock (collectively, the "Braswell Securities"), (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

k.  Listing and Maintenance Requirements. The Company has not, in the two years preceding the date of this Agreement, received notice from the OTCBB or any other exchange or market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the OTCBB. The issuance and sale of the Shares and Warrants hereunder does not contravene the rules and regulations of the OTCBB and approval of the shareholders of the Company is not required for the Company to issue and deliver to the Purchasers the number of Shares and Warrant Shares contemplated by this Agreement.

l.  Broker’s Fees. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of any broker, finder or other intermediary retained by the Company that may be due in connection with the transactions contemplated by this Agreement.

m.  Intellectual Property.

(i)  For purposes hereof, “Patents” means rights arising from or in respect to patents and patent applications, including continuation, divisional, continuation-in-part, reissue or reexamination patent applications and patents issuing therefrom, patent disclosures and inventions, draft patent applications and foreign versions of the foregoing whether protected, created or arising under the laws of the United States or any other jurisdiction. For purposes hereof, “Trademarks” means rights arising from or in respect to trademarks, service marks, trade names, logos, internet domain names and corporate names (whether registered or unregistered, including any applications for registration of the foregoing), trade dress rights and general intangibles of a like nature, industrial or product designs together with all of the goodwill associated therewith, and foreign versions of the foregoing, whether protected, created or arising under the laws of the United States or any other jurisdiction. For purposes hereof, “Copyrights” means rights arising from or in respect to copyrights and copyrightable works and registrations, applications and renewals for registration thereof, mask works and registrations and applications for registration or renewals thereof, computer software, data, databases and documentation including copies and tangible embodiments (in whatever form or medium) thereof whether protected, created or arising under the laws of the United States or any other jurisdiction. For purposes hereof, “Trade Secrets” means rights arising from or in respect to trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, concepts, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information whether protected, created or arising under the laws of the United States or any other jurisdiction. For purposes hereof, the “Lucent License” means that certain patent license agreement by and between the Company and Lucent Technologies GRL Corporation (“Lucent”) effective September 26, 2004, pursuant to which the Company received a license to use a hyperplane patent (Pat. No. 5,649,068) from Lucent. The Patents, Trademarks, Copyrights, and Trade Secrets that the Company owns or otherwise has the right to use (including, but not limited to, Patent No. 6,996,549 and those other patents listed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and filed on March 30, 2007 other than Patent No. 6,996,542, which is not owned by the Company) and the Lucent License are referred to herein as the “Intellectual Property” or “Company Intellectual Property”.

(ii)  The Company owns all right, title and interest in and to or possesses exclusive rights to use all of the Company Intellectual Property, subject to the terms of the applicable agreement, free and clear of all Liens or claims of others. For purposes of this Section 2.1(m), “Lien” means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

(iii)  The Company has not received any notice, written or otherwise, or claim challenging the complete and exclusive ownership or possession of its rights to use the Company Intellectual Property by the Company, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto. Similarly, the Company has not received any notice, written or otherwise, challenging, terminating, amending, or affecting the interest of the Company in the Company Intellectual Property.

(iv)  The Company has taken all necessary and reasonable actions to procure and maintain the Company Intellectual Property that it owns or licenses, including, if and when applicable and required, the secrecy or confidentiality thereof, which action may be taken by the Company and the Company, the Company Intellectual Property is currently in compliance with all applicable legal requirements (including timely payment of filing, examination, maintenance and legal fees) necessary to maintain the Company Intellectual Property.

(v)  The Company has not received any notice, written or otherwise, of a claim that any of the Company Intellectual Property is invalid, unenforceable, or misused.

(vi)  No Company Intellectual Property owned by the Company and no Company Intellectual Property owned by a third party, is involved in any interference, reissue, reexamination, opposition or cancellation proceeding or any other litigation or proceeding of any kind in the United States or in any other jurisdiction.

(vii)  The transactions contemplated by this Agreement shall have no adverse effect on the right, title and interest of the Company in and to Company Intellectual Property.

(viii)  The Company has not received any communications, written or otherwise, from any other Person alleging that it has infringed or, by conducting its Business as currently conducted or proposed to be conducted, would infringe the intellectual property rights of any Person.

(ix)  It is not necessary to the Business, as currently conducted, to utilize any Intellectual Property of any of its employees of the Company made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(x)  Since the date of this Agreement, there has not been any sale, assignment or transfer of any Intellectual Property or other material intangible assets of the Company, except for licenses entered into in the ordinary course of business.

(xi)  All former and current Employees and Consultants of the Company have signed agreements containing confidentiality provisions and invention assignment provisions.

(xii)  The Company Intellectual Property is sufficient to permit the operation of the Company’s business as currently conducted and as proposed to be conducted as described in the SEC Documents.

2.2  Representations, Warranties and Covenants of the Purchasers.

a.  Purchaser Status. Each Purchaser, severally and not jointly, represents and warrants to, and covenants with, the Company that: (i) the Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act, and the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to evaluate the risks and merits and make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities and is able to bear the risks of this investment; (ii) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities (including the Warrant Shares) except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Purchaser has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the Closing Date; (v) the Purchaser has delivered to the Company the Investor Questionnaire; (vi) the Purchaser will notify the Company immediately of any material change in any of such information until such time as the

Purchaser has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and (vii) the Purchaser has, in connection with its decision to purchase the Securities, relied only upon the SEC Documents and the representations and warranties of the Company contained herein. Each Purchaser understands that its acquisition of the Shares, the Warrants and the Warrant Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchasers’ investment intent as expressed herein.

b.  Foreign Offering. Each Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issuance of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Securities or has in its possession or distributes any offering material, in all cases at its own expense.

c.  Resale Restrictions. Each Purchaser hereby covenants with the Company not to make any sale of the Shares, the Warrants or the Warrant Shares without complying with the provisions of this Agreement and without satisfying all requirement of an applicable exemption under the Securities Act for such sale. Each Purchaser acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 3.2(c). Each Purchaser acknowledges that the Shares, the Warrants and the Warrant Shares will be imprinted with the following legend that prohibits their transfer except in accordance therewith:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

d.  Short Positions. Each Purchaser hereby covenants with the Company not to use any of the Shares or the Warrant Shares, acquired pursuant to this Agreement, to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

e.  No Advice. Each Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchasers in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

f.  Organization; Authority. Each Purchaser is either an individual residing in the state as set forth on the signature page of this Agreement, or a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation in either case with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated by this Agreement and to carry out the obligations hereunder. The purchase by each Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

g.  Risk. Each Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Shares and the Warrants, and an investment in the Company. Each Purchaser has adequate means of providing for its current needs and possible future contingencies, and each Purchaser has no need, and anticipates no need in the foreseeable future, to sell or otherwise transfer the Shares, the Warrants or the Warrant Shares. Each Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Purchaser is able to hold the Shares, the Warrants or the Warrant Shares for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Company if such loss should occur. Each Purchaser understands that each of the Shares, the Warrants and the Warrant Shares is a highly speculative investment, which involves a high degree of risk of loss of the Purchaser’s entire investment therein.

h.  Reliance. Each Purchaser understands and acknowledges that (i) the Shares, the Warrants and the Warrant Shares are being offered and sold to the Purchasers without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2, including, without limitation, the accredited investor status and the investment intent of the Purchasers, and each Purchaser hereby consents to such reliance.

i.  Information. Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares and the Warrants which have been requested by such Purchaser or its advisors. Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers concerning the terms and conditions of the offering and obtain any additional information, which the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of any representations or information set forth in any such material. Representatives of the Company have adequately answered all inquiries that the Purchasers has made of them concerning the Company or any other matters relating to the operation of the Company and sale of the Shares and Warrants.

j.  Taxes. Each Purchaser is aware that the Company and its representatives assume no responsibility for the tax consequences to the Purchasers of any investment in the Company.

k.  No Representation or Promise. No one has ever represented or promised expressly or by implication, any of the following: (i) the approximate or exact length of time that Purchasers will be required to remain as owner of the Shares or Warrant Shares, (ii) the amount or type of profit, or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of the Purchaser’s investment, or (iii) that the past performance or experience of the officers or directors of the Company or any affiliate, their associates, agents, or employees or of any other person gives any assurance that the Company will be a success.

l.  Offering Literature; No Advertisement. No Purchaser has not been furnished any offering literature other than, and has relied only on the information contained in, (i) the Company’s public SEC Documents, and (ii) this Agreement, including the exhibits and schedules thereto. No Purchaser is purchasing the Shares or the Warrants as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting in which representatives of the Company were in attendance.

m.  Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock or the Warrants.

n.  Lender Purchaser. Each Lender Purchaser unconditionally and irrevocably agrees to accept the number of Shares specified under the caption “Shares Purchased” adjacent to the name of such Lender Purchaser on Schedule B in full payment and satisfaction of the note(s) issued to such Lender Purchaser, including principal, accrued interest, fees, and all other rights of such Lender Purchaser and all other obligations of the Company under the note(s). At the Closing, each Lender Purchaser shall deliver to the Company the original note(s) for cancellation by the Company; provided that the failure of a Lender Purchaser to do so shall not affect the cancellation of such note(s) pursuant to this Section 2.2(n). Effective at the Closing, upon delivery of the Shares and Warrants to a Lender Purchaser pursuant to this Agreement, all liens and encumbrances securing the note(s) owned by such Lender Purchaser shall be terminated and discharged, the Company shall be authorized to file such termination statements and other filings as may be necessary, convenient, or appropriate to evidence the satisfaction and discharge of all obligations of the Company under the note(s) owned by such Lender Purchaser, and the Company shall thereupon be released and discharged from any and all liability to the Lender Purchasers that may have arisen by virtue of any defaults under the note(s).

ARTICLE III.
REGISTRATION OF THE SHARES AND WARRANT SHARES;
COMPLIANCE WITH THE SECURITIES ACT

3.1  Registration Procedures and Other Matters. The Company shall:

a.  subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information, (i) prepare and file with the SEC, within 45 days after the filing of the Company’s Form 10-KSB for the year ended December 31, 2007, a registration statement on Form SB-2 (the “Registration Statement” and the date of filing of the Registration Statement, the “Filing Date”) to enable the public, unrestricted resale of the Shares and the Warrant Shares (and shall include in the Registration Statement or promptly file an amendment to the Registration Statement to register any Additional Shares or Warrant Shares issued pursuant to Section 1.3, shares of Common Stock issued pursuant to this Section 3.1(a), and shares of Common Stock (or other securities convertible into Common Stock) issued pursuant to Section 4.6 (collectively, the “Subsequent Shares”)) by the Purchasers from time to time, and shall use its best efforts to ensure that the Registration Statement is declared effective by the earlier of July 29, 2008 or 120 days after the Filing Date if the Securities and Exchange Commission (the “SEC”) does not undertake a review of the Registration Statement (a “Review”) or by the earlier of August 28, 2008 or 150 days after the Filing Date if the SEC does undertake a Review (the applicable date by which effectiveness is to be achieved being herein referred to as the “Effectiveness Due Date”), and (ii) if the Registration Statement is not declared effective by the Effectiveness Due Date, then the number of Shares sold to the Purchasers pursuant to this Agreement shall be increased by one percent (1%) for the 30-day period beginning on the day after the Registration Statement was to be declared effective and two percent (2%) for each 30-day period thereafter until the Registration Statement is declared effective; provided, however, that the maximum number of shares to be issued under this Section 3.1(a) shall be 10% of the number originally purchased pursuant to this Agreement. All Shares to effect Section 3.1(a)(ii) will be delivered to the Purchasers within ten days of each delinquency.

b.  use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Purchaser’s Shares, Warrant Shares and Subsequent Shares, the earlier of (i) the date on which the Purchasers may sell all Shares, Warrant Shares and Subsequent Shares then held by the Purchasers under Rule 144(k) under the Securities Act, or (ii) such time as all Shares, Warrant Shares and Subsequent Shares have been sold by the Purchasers;

c.  furnish to the Purchasers with respect to the Shares, Warrant Shares and Subsequent Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses, if applicable, in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request in light of then existing securities laws, rules and regulations, in order to facilitate the public sale or other disposition of all or any of the Shares, Warrant Shares or Subsequent Shares by the Purchasers; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses, if applicable, to the Purchasers shall be subject to the receipt by the Company of reasonable assurances from the Purchasers that the Purchasers will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

d.  file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 3.1(b); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

e.  bear all expenses in connection with the procedures in paragraph (a) through (d) of this Section 3.1 and the registration of the Shares, Warrant Shares and Subsequent Shares pursuant to the Registration Statement; and

f.  advise the Purchasers promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

The Company understands that each Purchaser disclaims being an underwriter, but that any Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that any Purchaser is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

3.2  Transfer of Shares, Warrant Shares and Subsequent Shares After Registration; Suspension.

a.  Each Purchaser agrees that it will not effect any disposition of the Shares, the Warrants, the Warrant Shares or the Subsequent Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 3.1 (with respect to the Shares, Warrant Shares and Subsequent Shares) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding itself or its plan of distribution.

b.  Except in the event that paragraph (c) below applies, the Company shall (i)  prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares, Warrant Shares or Subsequent Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) inform each Purchaser if the Company files a post-effective amendment to the Registration Statement which has not yet been declared effective, and will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as reasonably possible and will promptly notify the Purchasers pursuant to Section 7.2 hereof when the amendment has become effective.

c.  Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares, Warrant Shares or Subsequent Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes, or in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or any plan or proposal of the Company with respect to its corporate development, financing or other activities to make such changes, in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to each Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Shares, Warrant Shares or Subsequent Shares pursuant to the Registration Statement (a “Suspension”) until the Purchaser is advised in writing by the Company that the then current Prospectus may be used; provided, however, that there may be no more than one Suspension in any 12-month period. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed and the Registration Statement to be effective as soon as reasonably practicable, and in any event within 90 days after the delivery of a Suspension Notice to the Purchasers.

d.  Provided that a Suspension is not then in effect, the Purchasers may sell the Shares, the Warrant Shares and the Subsequent Shares under the Registration Statement once effective, provided that it arranges for any required delivery of a current Prospectus to the transferee of such shares.

e.  In the event of a sale of the Shares, the Warrant Shares or the Subsequent Shares by the Purchasers pursuant to the Registration Statement, the Purchasers must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit D, so that the Shares, the Warrant Shares and the Subsequent Shares may be properly transferred.

3.3  Termination of Conditions and Obligations. The conditions precedent imposed by Section 2.2 or this Article III upon the transferability of the Shares, the Warrant Shares and the Subsequent Shares shall cease and terminate as to any particular number of Shares, Warrant Shares and Subsequent Shares when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

ARTICLE IV.
OTHER AGREEMENTS

4.1  Reservation of Warrant Shares. If at any time the number of authorized but unissued shares of Common Stock is insufficient to cover the number of Warrant Shares issuable upon exercise of the Warrants without regard to any limitation on exercises and a Purchaser indicates that it desires to exercise a Warrant, the Company will pursue best efforts to acquire the authority for issuance sufficient for the exercise of such Warrant. If any Investors have indicated an intention to exercise Warrants but the Company has not acquired the authority for sufficient shares to honor the election, such Investors’ Warrants shall not expire until the exercise of those Warrants has been honored.

4.2  Furnishing of Information. Until the earlier of the second anniversary of the Closing Date or the date upon which no Purchaser owns any Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act.

4.3  Integration. The Company shall not and shall use its best efforts to ensure that no affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the shares of Common Stock hereunder in a manner that would require the registration under the Securities Act of the sale of the shares Common Stock to the Purchasers.

4.4  Best Efforts. Both of the parties hereto shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Article IV of this Agreement.

4.5  Confidential Information.

a.  Each Purchaser represents to the Company that, at all times during the Company’s offering of the Securities, the Purchaser has maintained in confidence and has not used except in connection with its purchase of the Securities pursuant hereto, all non-public information regarding the Company received by the Purchaser from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information (i) becomes generally publicly available other than through a violation of this provision by the Purchaser or its agents or (ii) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (ii) the Purchasers shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

b.  The Company shall on or as soon as practicable following the date of this Agreement issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the amount of Securities sold and proceeds therefrom).

4.6  Issuances of Additional Shares of Common Stock.

                        a. If, at any time prior to the Anti-Dilution End Date, the Company shall issue or sell any shares of Common Stock (or other New Securities) at an effective price per share of Common Stock of less than $0.08 (after giving effect to the conversion, exchange or exercise of all convertible, exchangeable and exercisable New Securities), as adjusted pursuant to the terms of this Agreement (a “Discounted Price”), then each Purchaser shall, within 30 days of each sale or issuance of Common Stock (or other New Securities) at a Discounted Price (each, a “Discounted Price Transaction”) be issued by the Company (the “Anti-Dilution Issuance”), for no additional consideration, a number of additional shares of Common Stock so that the sum of the number of shares of Common Stock issued to them in the Offering and in the Anti-Dilution Issuance shall, collectively, be equal to the number of shares of Common Stock which is:

(i) $0.08, divided by

(ii) the effective per share sale price for the Common Stock in the Discounted Price Transaction, with such quotient then being multiplied by

(iii) the number of shares issued to such Purchaser in the Offering.

                b. The provisions of paragraph (a) of this Section 4.6 shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 4 of the Warrant.

                c. No additional shares of Common Stock will be issued under paragraph (a) above due to, or as a result of, any Permitted Issuances. “Permitted Issuances” shall mean (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock, outstanding as of the date hereof.

                d. All references to $0.08 or $0.01 in this Section 4.6 shall be subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the Common Stock, which becomes effective after the date of this Agreement.

                e. If, any time prior to the three year anniversary of the Closing Date, the Company re-prices any warrants or options (whether or not such warrants or options are outstanding as of the date hereof) or extends the exercise period of any such warrant or option, then each such warrant and option shall be deemed, for purposes of this Section 4.6 to be an issue or sale of a number of shares of Common Stock equal to the number of shares that may be acquired upon exercise of such warrant or option at an effective price per share of Common Stock equal to $0.01.

                f. The "Anti-Dilution End Date" shall mean (i) for purposes of this Section 4.6 other than Section 4.6(e), the date that is eighteen months after the Closing Date, and (ii) for purposes of Section 4.6(e), the date that is three years after the Closing Date.

4.7  Competing Registration Statement. Until the Registration Statement required to be filed pursuant to Section 3.1 is declared effective by the SEC, the Company shall not file any other registration statement attempting to register any other shares of Common Stock under the Securities Act for sale to the public for its own account or for the account of other shareholders (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the shares of Common Stock issued in the Offering for sale to the public or registration statements used otherwise in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company; provided, however, that if any Form S-8 attempts to register shares of Common Stock in excess of 1% of the number of the then outstanding shares of Common Stock, the Company must obtain the prior written approval of the Purchasers).

4.8  Right of Participation. Within thirty (30) days after the issuance of New Securities (a “Financing”), the Company shall give notice to Prime Mover Capital Partners, LP (the “Lead Purchaser”), which notice shall describe the type, price, and terms of the New Securities (as defined below). The Lead Purchaser shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to 10% of the number of New Securities that were sold in the Financing. The closing of such sale shall occur within sixty (60) days of the date of notice to the Lead Purchaser consisting of the same type, price, and terms of the New Securities that were issued in the Financing. The Lead Purchaser’s rights under this Section 4.8 shall expire on the fifth anniversary of the Closing Date. The Lead Purchaser shall be entitled to apportion the right granted to it by this Section 4.8 among itself and its partners, members, and affiliates in such proportions as it deems appropriate. For purposes of this Agreement, a Financing shall exclude the issuance of: (i) compensatory grants of shares of Common Stock or options or warrants to acquire shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a compensation plan, agreement, or arrangement approved by the Board of Directors of the Company; provided that such grants are not made in connection with a capital raising transaction or as compensation for services in connection with the promotion or maintaining of a market for the Company's securities; (ii) securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) securities issued in connection with any stock split or stock dividend of the Company; (iv) securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; (v) stock, warrants, or other securities or rights to persons with which the Company has business relationships provided such issuances are for other than capital raising purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed 2% of the then outstanding shares of Common Stock. For purposes of this Agreement, “New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

4.9  Matters Related to the Board of Directors. Upon the Closing, the Company shall take all acts necessary to effect an increase in the size of the Board of Directors to facilitate the election of two individuals reasonably acceptable to the Company and the Lead Investor, and shall support the appointment of each to serve until the next meeting of the shareholders. Promptly after the Closing, the Board of Directors shall evaluate a reverse stock split of at least 15 to 1 and up to 100 to 1.

4.10    Limitation on Issuance of Options and Warrants. Except with the consent of the Lead Purchaser, until the third anniversary of the Closing Date, the Company will not issue (a) warrants to any director, employee or consultant other than Hong Zhang or the members of the Company's Scientific Advisory Board; (b) in any single calendar year options to directors, employees and consultants of the Company and warrants to Hong Zhang or the members of the Company's Scientific Advisory Board (issued in accordance with Section 4.10(a)) in an aggregate amount greater than 2.5% of the primary shares outstanding; and (c) any warrants to acquire shares of Common Stock other than in a future financing. For purposes of this Section 4.10, the Braswell Securities shall be deemed to have been issued prior to the Closing Date.

411.    Debt Payments. All amounts of debt owed by the Company to Timothy P. O'Hayer at the Closing Date (whether or not then payable) shall be paid in full within three months following the Closing Date. The Company will use its best efforts to, within three months following the Closing Date, either (i) pay in full all amounts of debt owed by the Company to each of the DIP Financers at the Closing Date (whether or not then payable), or (ii) have each of the DIP Financers convert such debt into an equity interest in the Company. The "DIP Financers" shall mean Dr. Glynn A. Bergaron, John E. Matthews, K. Russell Simpson, Julian Stern, Curtis Anderson, James Tobey Roberts, Dr. Jules Paderewski, Memorial Health Trust and Dr. Joseph McKenzie.

4.12    Right of First Refusal for Warrants. Subject to Section 7.5, if a Purchaser (the “Transferring Purchaser”) proposes to transfer any Warrant(s) (the "Transfer Warrants"), then the Transferring Purchaser shall promptly give written notice (the "Transfer Notice") of such proposed transfer to the Lead Purchaser pursuant to Section 7.2 hereof. The Transfer Notice shall set forth the terms and conditions of the proposed transfer, including, without limitation, the number of Warrant Shares issuable upon exercise of each Transfer Warrant, the cash consideration to be paid per warrant (or, in the event that the consideration is other than cash, the value of the consideration as determined in good faith by the Transferring

Purchaser) (the "Purchase Price Per Warrant"), and the name and address of each prospective purchaser or transferee (each, a "Proposed Transferee"). The Transferring Purchaser shall enclose with the Transfer Notice a copy of any written offer, letter of intent or other written document signed by the Proposed Transferee(s) setting forth the proposed terms and conditions of the transfer. For a period of three (3) days following the date (the "Transfer Notice Date") on which the Transfer Notice is given to the Lead Purchaser (the "Lead Purchaser Acceptance Period"), the Lead Purchaser shall have the right to purchase such Warrant(s) on the same terms and conditions as set forth in the Transfer Notice. If the Lead Purchaser desires to exercise its right to purchase all or any portion of such Transfer Warrants, it shall give written notice (the "Lead Investor Notice") to the Transferring Purchaser, with a copy to the Company, no later than the expiration of the Lead Investor Acceptance Period. The Lead Investor Notice shall state that the Lead Investor desires to purchase all of the Transfer Warrants or, if the Lead Investor desires to purchase less than all of the Transfer Warrants, the number of Transfer Warrants the Lead Investor desires to purchase. If the Transferring Purchaser fails or refuses to deliver on a timely basis a certificate or certificates representing such Transfer Warrants properly endorsed for transfer, the Company shall effect the transfer of the Transfer Warrants to the Lead Purchaser in accordance with this Section 4.12 and thereafter the Transferring Purchaser shall look only to the Lead Purchaser for payment.

ARTICLE V.
CONDITIONS

5.1  Closing.

a.  Conditions Precedent to the Obligation of the Company to Sell the Shares and the Warrants. The obligation of the Company to sell the Shares and the Warrants is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(i)  the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii)  the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or before the Closing Date; and

(iii)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

b.  Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares and Warrants at the Closing. The obligation of the Purchasers hereunder to acquire and pay for the Shares and the Warrant at the Closing shall be several and not joint and is subject to the satisfaction or waiver by the Purchasers, at or before the Closing Date, of each of the following conditions:

(i)  the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii)  the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date;

(iii)  no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)     all Required Approvals shall have been obtained;

(v)  the Minimum Amount shall have been subscribed for;

(vi)     execution and delivery by each of the managers and employees of the Company of the Management Lockup Agreement in the form attached hereto as Exhibit C;

(vii)     the sales to the Purchasers hereunder shall not result in gross cash proceeds to the Company of greater than the Maximum Amount;

(viii)    delivery of all items deliverable under Section 1.2(c);

(ix)       no Material Adverse Effect shall have occurred or been threatened (and no condition, event or development shall have occurred or been threatened involving a prospective Material Adverse Effect) in respect of the Company or any of its subsidiaries between the date of this Agreement and the Closing Date; and

(x)        from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal trading market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares and the Warrants at the Closing.

ARTICLE VI.
INDEMNIFICATION

6.1  Indemnification.

a.  By the Company. The Company will indemnify and hold each Purchaser harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that such Purchaser may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; provided, however, that any and all payments, in the aggregate, made or due by the Company as a result of the obligations of this Section 6.1 shall be limited to, and in no case shall exceed, the Purchase Price paid by such Purchaser, as stated in Section 1.1 herein.

b.  By the Purchasers. Each Purchaser will indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Company may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement; provided, however, that any and all payments, in the aggregate, made or due by such Purchaser as a result of the obligations of this Section 6.1 shall be limited to, and in no case shall exceed, the amount of the Purchase Price (but no credit shall be granted for such payment for any obligation of the Purchasers pursuant to this Section 6.1) paid by such Purchaser, as stated in Section 1.1 herein.

c.  Registration-Related Indemnification.

(i)  For purposes of this Section 6.1(c):

(a)  “Equity Securities” shall mean (i) the Shares and the Warrant Shares, and (ii) any equity securities issued as a distribution with respect to or in exchange for or in replacement for any of the shares referred to in clause (i).

(b)  “Registrable Securities” shall mean any Equity Securities until the earlier of the date on which (i) a registration statement covering such Equity Securities has been declared effective by the Commission and such Equity Securities have been disposed of pursuant to such effective registration statement, (ii) such Equity Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Equity Securities may be sold in a single transaction under Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (iii) the Company has delivered a new certificate or other evidence of ownership for such Equity Securities not bearing a legend restricting further transfer and such Equity Securities may be resold without registration under the Equity Securities Act or (iv) such Securities shall have been sold or otherwise disposed of by the Purchasers (other than as permitted under Section 7.5 or to the Lead Purchaser pursuant to Section 4.12).

(c)  A person shall be deemed to be a holder of such Registrable Securities (each a “Holder”) whenever such Person is the registered holder of such Registrable Securities on the Company’s books and records.

(ii)  The Company agrees, to the maximum extent permitted by law, to indemnify and hold harmless (i) each Holder covered by any Registration Statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”) and (iv) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Person”), from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, interest, penalties, and attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Indemnified Person (collectively, “Claims”), to which such Indemnified Person may become subject, directly or indirectly, under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such Indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Indemnified Person furnished in writing to the Company by or on behalf of any of such Indemnified Person expressly for use therein; or (y) with respect to the preliminary Prospectus, result from the fact that such Holder sold Equity Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person and shall survive the transfer of such securities by such Holder.

(iii)  In case any action shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company and the Company shall assume the defense thereof with counsel reasonably satisfactory to the Indemnified Persons. Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the Indemnified Person and the Company and the Indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are materially different from or additional to those available to the Company, it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the Indemnified Persons, which firm shall be (x) designated by such Indemnified Persons and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Person, which shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim litigation or proceeding.

(iv)  Each Holder of Registrable Securities covered by any Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only (i) (x) with respect to actions based on information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, or (y) with respect to the preliminary Prospectus, any matters which result from the fact that such Holder sold Equity Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission, and (ii) to the extent of the net cash proceeds, if any, received by such Holder from the sale or other disposition of his or its Registrable Securities covered by such Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in Section 6.1(c)(ii), and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Section 6.1(c)(ii). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Company or any other Indemnified Person and shall survive the transfer of securities by any applicable Holder.

(v)  If the indemnification provided for in this Section 6.1(c) is unavailable to an indemnified party under Section 6.1(c)(ii), (iii) or (iv) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Registrable Securities or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid to a party as a result of the losses, claims, damages, liabilities judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.1(c)(iii) and Section 6.1(c)(iv), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(vi)  The Company and each Holder of Registrable Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 6.1(c)(vi) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.1(c)(vi), no Holder (and none of its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(vii)  The indemnity and contribution provisions contained in this Section 6.1(c) are in addition to any liability which the indemnifying person may otherwise have to the Indemnified persons referred to above.

ARTICLE VII.
MISCELLANEOUS

7.1  Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

7.2  Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to any of the parties by another, or whenever any of the parties desires to give another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, and shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

If to the Company:	With a Copy to:

Health Discovery Corporation 2 East Bryan Street, Suite #601 Savannah, GA 31401 Attn: Daniel R. Furth Facsimile: (912) 443-1989	Powell Goldstein LLP 1201 W. Peachtree Street, N.E. 14th Floor Atlanta, Georgia 30309 Attn: Todd Wade, Esq. Facsimile: (404) 572-6999

If to the Purchasers:

To the addresses listed on the signature page of this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, a “business day” means any day except Saturday, Sunday or a day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

7.3  Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.4  Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

7.5  Successors and Assigns; Assignability; No Third-Party Beneficiaries. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder, or by reason hereof, shall be assignable by the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign any of its rights under this Agreement to any of its affiliates. In the event that this Agreement is assigned, all covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.6  Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each a “Proceeding”) shall be commenced exclusively in the state and federal courts sitting in the Atlanta, Georgia. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

7.7  Survival. The representations, warranties, agreements and covenants contained herein shall survive following the Closing.

7.8  Counterparts; Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.9  Publicity. The Purchasers shall not issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Company in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

7.10    Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute thereof, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.12    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.13    Fees and Expenses. If the Closing occurs or if the Closing does not occur at the election of the Company, the Company will pay the reasonable legal fees of the Lead Purchaser in an aggregate amount not to exceed $25,000.00. Except as provided herein, each Party shall pay the fees and expenses of its own advisers, accountants and other experts.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the day and year below.

                    HEALTH DISCOVERY CORPORATION

                    By:
                   Name:
                                       Title:

                    Date: __________________________, 2007

IN MAKING AN INVESTMENT DECISION, THE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE SALE OF THE SHARES AND WARRANT, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    PURCHASER

                    Print Name:

                    Signature:

                     Date: __________________________, 2007

                    Address:

                    Resident of the State of

SCHEDULE A

Schedule of Cash Purchasers

Name	Purchase Price	Number of Shares Purchased	Number of Tranche 1 Warrants Purchased	Number of Tranche 2 Warrants Purchased

SCHEDULE B

Schedule of Lender Purchasers

Name	Purchase Price (Principal + Accrued Interest)	Number of Shares Purchased	Number of Tranche 1 Warrants Purchased	Number of Tranche 2 Warrants Purchased